Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES ACQUIRES VENTURE WELDING

White Plains, New York – May 25, 2005 – Drew Industries Incorporated (NYSE: DW) today announced its Lippert Components, Inc. subsidiary completed the acquisition of certain assets and the business of Elkhart, Ind.-based Venture Welding for approximately $19 million. Venture Welding, a manufacturer of chassis and chassis parts for manufactured homes, modular homes and office units, had annualized sales prior to the acquisition of approximately $18 million.

“The addition of Venture Welding expands Lippert’s market share in the manufactured housing (“MH”) chassis business and is expected to be immediately accretive to earnings,” said Leigh J. Abrams, Drew’s President and CEO. “We look forward to using the new assets, staff and technology we acquired to further expand and grow within our markets.”

Drew, a supplier of RV and MH components, said the acquisition also included several patents. The patents will permit Lippert to manufacture chassis using a cold camber process, as well as the hot cambering process currently being used. Drew anticipates expanding the cold camber technology throughout its other MH chassis factories. Additionally, Drew acquired a patent governing the manufacture of chassis basement systems, which Lippert was previously using under license.

“The patented cold-camber technology results in superior chassis strength as well as production efficiencies. We intend to incorporate this process into our existing chassis factories implementing our goal to provide superior products to our customers,” said Jason Lippert, President and CEO of Lippert Components.

Lippert also acquired two of Venture’s four factories and will consolidate production of certain of Venture’s products into its existing factories. The acquisition of Venture Welding was financed with $20 million of Senior Promissory Notes, issued on April 29, 2005, pursuant to the recently completed “shelf loan” facility with Prudential Investment Management, Inc. The Senior Promissory Notes are for a five year term, payable in equal quarterly installments, with interest at 5.01% per annum.

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, electric stabilizer jacks and trailers for equipment hauling, boats, personal watercrafts and snowmobiles, as well as chassis and windows for modular homes and offices. From 50 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly steel, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil prices, the outcome of litigation, the ability to retain customers, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

# # #